UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2007 (March 21, 2007)

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2007, MWL Funding, Inc., a wholly owned subsidiary of Colonial Bank, N.A. (“Colonial Bank”), which is a wholly owned subsidiary of The Colonial BancGroup, Inc. (“BancGroup”), entered into Amendment No. 4 to the Warehouse Loan Purchase Agreement (the “Loan Purchase Agreement”), dated as of March 23, 2005 (as amended on September 29, 2005, March 21, 2006 and August 22, 2006) with Citicorp North America, Inc. (“CNAI”) and certain of CNAI’s affiliates. The Loan Purchase Agreement and the three aforementioned amendments were filed on BancGroup’s Current Reports on Form 8-K dated March 25, 2005, September 29, 2005, March 22, 2006 and August 22, 2006, respectively. The Loan Purchase Agreement and the three previous amendments collectively provide for a purchase facility of up to $2 billion through the sale and securitization of Colonial Bank’s mortgage warehouse assets. The securitization transaction is intended to enhance the liquidity of Colonial Bank and BancGroup.

The Amendment No. 4 to the Warehouse Loan Purchase Agreement dated March 21, 2007 changes the definition of “Commitment Termination Date” from March 21, 2007 to the date March 20, 2008 and makes certain definitional changes affecting administration of the facility. The form of the amendment to the Loan Purchase Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Form of Amendment No. 4 Dated as of March 21, 2007 to Warehouse Loan Purchase Agreement Dated as of March 23, 2005 and amended as of September 29, 2005, March 21, 2006 and August 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.

By:	/s/ T. BRENT HICKS
T. Brent Hicks
Chief Accounting Officer

Date: March 27, 2007